SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 20, 2007
Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut		06702

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:   (203) 465-4364

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Item 8.01 Other Events
     Webster Financial Corporation, a Delaware corporation (the “Company”), and Webster Capital Trust IV, a statutory trust formed under the laws of the State of Delaware (the “Trust”), closed on June 20, 2007 the public offering of $200,000,000 aggregate principal amount of the Trust’s 7.65% Fixed to Floating Rate Trust Preferred Securities (the “Trust Securities”), representing undivided beneficial interests in the Trust, pursuant to an Underwriting Agreement dated June 13, 2007, among the Company, the Trust, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Keefe, Bruyette & Woods, Inc. and Lehman Brothers Inc. (collectively, the “Underwriters”).
     The Trust Securities are guaranteed on a subordinated basis by the Company pursuant to a Guarantee Agreement (the “Guarantee”), between the Company and The Bank of New York, as Guarantee Trustee. The proceeds from the sale of the Trust Securities, together with the proceeds from the sale by the Trust of its common securities, were invested by the Trust in the Company’s 7.65% Fixed to Floating Rate Junior Subordinated Notes (the “Junior Subordinated Notes”), issued pursuant to a Junior Subordinated Indenture, dated June 20, 2007, between the Company and The Bank of New York, as supplemented by a First Supplemental Indenture, dated June 20, 2007, between the Company and The Bank of New York (collectively, the “Indenture”). The Junior Subordinated Notes will bear interest from the date they are issued to but excluding June 15, 2017 at the annual rate of 7.65% of their principal amount. From and including June 15, 2017, the Junior Subordinated Notes will bear interest at a floating annual rate equal to three-month LIBOR plus 1.89% to but excluding June 15, 2037, the initial scheduled maturity date. If any Junior Subordinated Notes remain outstanding after June 15, 2037, they will bear interest at a floating annual rate equal to one-month LIBOR plus 2.89%, provided that if the Company elects to extend the scheduled maturity date for the Junior Subordinated Notes, they will bear interest from June 15, 2037 to but excluding the scheduled maturity date at a floating annual rate equal to three-month LIBOR plus 2.89% and thereafter at a floating annual rate equal to one-month LIBOR plus 2.89%. The scheduled maturity date of the Junior Subordinated Notes may be extended at the Company’s option up to two times, in each case for an additional 10-year period if certain criteria are satisfied. The Company may, at its option from time to time, defer interest payments on the Junior Subordinated Notes as provided in the Indenture. Under the Amended and Restated Trust Agreement among the Company, as sponsor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the Administrative Trustees named therein, distributions on the Trust Securities are payable at the same times, and in the same amounts, as payments of principal and interest on the Junior Subordinated Notes. The Trust Securities, the Junior Subordinated Notes and the Guarantee have been registered under the Securities Act of 1933 by a registration statement on Form S-3 (File Nos. 333-143668 and 333-143668-01).
     On June 20, 2007, in connection with the closing of the Trust Securities offering, the Company entered into a Replacement Capital Covenant (the “RCC”), whereby the Company agreed for the benefit of certain of its debtholders named therein that it would not cause the redemption or repurchase of the Trust Securities or the Junior Subordinated Notes during the time period specified in the RCC unless such repurchases or redemptions are made from the proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the RCC.
     The foregoing descriptions of the Underwriting Agreement, Junior Subordinated Indenture, the First Supplemental Indenture, the Amended and Restated Trust Agreement and the RCC are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

     The exhibits required by this item are set forth on the Exhibit Index attached hereto, which is incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
Date: June 20, 2007	By:	/s/ Gerald P. Plush
Gerald P. Plush
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Underwriting Agreement, dated June 13, 2007, between the Company, the Trust, Merrill Lynch Pierce, Fenner & Smith Incorporated, Keefe, Bruyette & Woods, Inc. and Lehman Brothers Inc.

4.1	Junior Subordinated Indenture, dated as of June 20, 2007, between the Company and The Bank of New York, as Trustee.

4.2	First Supplemental Indenture, dated as of June 20, 2007, between the Company and The Bank of New York, as Trustee.

4.3	Amended and Restated Trust Agreement, dated as of June 20, 2007, by and among the Company, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.

4.4	Form of Trust Preferred Security (included as part of Exhibit 4.3).

4.5	Form of Junior Subordinated Notes (included as part of Exhibit 4.2).

4.6	Guarantee Agreement, dated as of June 20, 2007, between the Company and The Bank of New York, as Guarantee Trustee.

5.1	Opinion of Richards Layton & Finger, P.A. as to the legality of the trust preferred securities of Webster Capital Trust IV, dated June 20, 2007 (including the consent of such counsel).

5.2	Opinion of Hogan & Hartson LLP as to the validity of the junior subordinated notes and the guarantee of Webster Financial Corporation, dated June 20, 2007 (including the consent of such counsel).

23.1	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.1).

23.2	Consent of Hogan & Hartson LLP (included as part of Exhibit 5.2).

99.1	Replacement Capital Covenant of the Company, dated as of June 20, 2007.